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                                                        Exhibit 21.1


                        SUBSIDIARIES OF THE REGISTRANT


     Stericycle of Arkansas, Inc., an Arkansas corporation

     Stericycle of Washington, Inc., a Washington corporation

     SWD Acquisition Corp., a Delaware corporation